UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 25, 2016

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1400 16th Street, Suite 310 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(720) 457-6060

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement and Issuance of Series C Preferred Units

On April 25, 2016, American Midstream Partners, LP (the “Partnership”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Magnolia Infrastructure Holdings, LLC (“Magnolia”), an affiliate of High Point Infrastructure Partners, LLC (“HPIP”), pursuant to which the Partnership issued 8,571,429 shares of newly-designated Series C convertible preferred units (the “Series C Preferred Units”) representing limited partnership interests in the Partnership and a warrant (the “Warrant”) to purchase 800,000 common units representing limited partnership interests in the Partnership (“Common Units”) in a private placement for approximately $120.0 million in gross proceeds (the “Securities Issuance”).  The number of Common Units issuable pursuant to the exercise of the warrant is subject to adjustment as described below.  The Series C Preferred Units and Warrant were both issued in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.  The conflicts committee (the “Conflicts Committee”), a committee composed of independent members of the Board of Directors (the “Board”) of American Midstream GP, LLC, the general partner of the Partnership (the “General Partner”), determined the Securities Issuance was in the best interests of the Partnership and recommended the Securities Issuance to the Board for adoption and approval.

Series C Preferred Units

The Series C Preferred Units were created and issued pursuant to the Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP (“Fifth Amended and Restated Partnership Agreement”), which is filed as Exhibit 3.1 hereto.

The Series C Preferred Units have the right to receive cumulative distributions in the same priority as the Series A convertible preferred units, which is before any other distributions made in respect of any other partnership interests (the “Series C Quarterly Distribution”), in the amounts described herein.  Through and including the quarter ending immediately prior to the Series C Coupon Conversion Quarter (as defined below) (such Series C Quarterly Distribution, the “Pre-Conversion Distribution”), the Series C Quarterly Distribution on each outstanding Series C Preferred Unit will be paid as either, in our General Partner’s discretion: (i) a number of Series C PIK Units (as defined below) equal to the Series C PIK Payment Amount (as defined below) or (ii) an amount in cash equal to the Series C Distribution Rate (as defined below).  With respect to the Series C Coupon Conversion Quarter and all quarters thereafter, the Series C Quarterly Distributions will be paid entirely in cash at the Series C Distribution Rate (as defined below).  If all or any portion of a Series C Quarterly Distribution is to be paid in cash, then the aggregate amount of such cash to be distributed in respect of the Series C Preferred Units outstanding will be paid out of available cash in the same priority as any cash distributions made to the Series A unitholders, which will be made prior to any distributions to the General Partner or our common unitholders.  To the extent that any portion of a Series C Quarterly Distribution (or a Series A quarterly distribution) paid in cash exceeds the amount of Available Cash (as defined in the Partnership Agreement), an amount of cash equal to the Available Cash will be paid pro rata to the Series A unitholders and the Series C unitholders and the balance of such Series A quarterly distribution and Series C Quarterly Distributions will become an arrearage and accrue interest until paid in a future quarter.

The “Series C Coupon Conversion Quarter” is the earlier of (1) the quarter beginning July 1, 2017 and (2) the date on which Common Units are issued in respect of a conversion of the Series C Preferred Units, which occurs at the election of the holders.

“Series C PIK Units” are the additional Series C Preferred Units issued in kind as a distribution to holders of Series C Preferred Units.

“Series C PIK Payment Amount” is the number of Series C PIK Units equal to (i) the Series C Distribution Rate divided by (ii) the Series C Adjusted Issue Price, as it may be adjusted from time to time pursuant to the Partnership Agreement.  “Series C Adjusted Issue Price” is an amount equal to (i) the Series C Issue Price (or $14.00), divided by (ii) the Series C Conversion Rate, which is currently 1:1.  “Series C Distribution Amount” is the cash distribution amount for the relevant quarter that each Series C Preferred Unit would have received on an as-

converted basis if such Series C Preferred Unit had been converted into a Common Unit immediately prior to the beginning of such quarter.

“Series C Distribution Rate” is the amount per quarter per Series C Preferred Unit payable in arrears equal to the greater of (i) $0.4125 and (ii) the Series C Distribution Amount.

The record date for the determination of holders entitled to receive Series C Quarterly Distributions will be the same as the record date for determination of Common Unit holders entitled to receive quarterly distributions.

If we fail to pay in full any Series C Quarterly Distribution, the amount of such unpaid distribution will accrue, accumulate and bear interest at a rate of 11.79% per annum from the first day of the quarter immediately following the quarter for which such distribution is due until paid in full.

The Series C Preferred Units have voting rights that are identical to the voting rights of the Common Units and will vote with the Common Units as a single class on an as converted basis, with each Series C Preferred Unit initially entitled to one vote for each Common Unit into which such Series C Preferred Unit is convertible. The Series C Preferred Units also have separate class voting rights on any matter, including a merger, consolidation or business combination, that adversely affects, amends or modifies any of the rights, preferences, privileges or terms of the Series C Preferred Units. The Series C Preferred Units are convertible in whole or in part into Common Units at any time. The number of Common Units into which a Series C Preferred Unit is convertible will be an amount equal to (i) the sum of $14.00 and all accrued and accumulated but unpaid distributions, divided by (ii) the conversion price (the “Conversion Rate”).

In the event that the Partnership issues, sells or grants any Common Units or convertible securities at an indicative per Common Unit price that is less than $14.00 per Common Unit (subject to customary anti-dilution adjustments), then the Conversion Rate will be adjusted according to a formula to provide for an increase in the number of Common Units into which Series C Preferred Units are convertible.

Prior to consummating any recapitalization, reorganization, consolidation, merger, spin-off or other business combination in which the holders of Common Units are to receive securities, cash or other assets (a “Partnership Event”), we are obligated to make an irrevocable written offer, subject to consummating the Partnership Event, to the holders of Series C Preferred Units to redeem all (but not less than all) of the Series C Preferred Units for a price per Series C Preferred Unit payable in cash equal to the greater of:

•                  the sum of $14.00 and all accrued and accumulated but unpaid distributions for each Series C Preferred Unit; or

•                  an amount equal to the product of:

i.                  the number of Common Units into which each Series C Preferred Unit is convertible; and

ii.               the sum of:

A.            the cash consideration per Common Unit to be paid to the holders of Common Units pursuant to the Partnership Event, plus

B.            the fair market value per Common Unit of the securities or other assets to be distributed to the holders of the Common Units pursuant to the Partnership Event.

Upon receipt of a redemption offer, each holder of Series C Preferred Units may elect to receive the cash amount or a preferred security issued by the person surviving or resulting from the Partnership Event and containing provisions substantially equivalent to the provisions set forth in the Fifth Amended and Restated Partnership Agreement with respect to the Series C Preferred Units without material abridgement.

At any time prior to April 25, 2017, the Partnership has the right (the “Series C Call Right”) to require the holders of the Series C Preferred Units to sell, assign and transfer all or a portion of the then outstanding Series C Preferred Units to the Partnership for a purchase price of $14.00 per Series C Preferred Unit (subject to customary anti-dilution adjustments), plus all accrued but unpaid distributions on each Series C Preferred Unit.

The Partnership may not exercise the Series C Call Right with respect to any Series C Preferred Unit if the holder of such Series C Preferred Unit has elected to convert it into Common Units on or prior to the date the Partnership has provided notice of its intent to exercise its Series C Call Right, and may not exercise the Series C Call Right if doing so would violate applicable law or result in a default under any financing agreement or obligation of the Partnership or its affiliates.

Upon any liquidation and winding up of the Partnership or the sale of substantially all of the assets of the Partnership, the holders of Series C Preferred Units generally will be entitled to receive, in preference to the holders of any of the Partnership’s other securities, an amount equal to the sum of the $14.00 multiplied by the number of Series C Preferred Units owned by such holders, plus all accrued but unpaid distributions.

Warrant

Pursuant to the Securities Purchase Agreement, the Partnership issued the Warrant to Magnolia, which allows it to purchase up to 800,000 Common Units at an exercise price of $7.25 per Common Unit.  On April 25, 2017, the number of Common Units that may be purchased pursuant to the exercise of the Warrant will be increased by an amount, rounded to the nearest whole Common Unit, equal to the product obtained by the following calculation: (i) 400,000 multiplied by (ii) (A) the Series C Issue Price multiplied by the number of Series C Preferred Units then outstanding less $45,000,000 divided by (B) the Series C Issue Price multiplied by the number of Series C Preferred Units issued less $45,000,000.

Each issuance of the Series C PIK Units will increase the number of Common Units that can be purchased upon exercise of the Warrant by an amount, rounded to the nearest whole Common Unit, equal to the product obtained by the following calculation: (i) the total number of Common Units into which each Warrant may be converted into immediately prior to the most recent issuance of the Series C PIK Units multiplied by (ii) (A) the total number of outstanding Series C Preferred Units immediately after the most recent issuance of Series C PIK Units divided by (B) the total number of outstanding Series C Preferred Units immediately prior to the most recent issuance of Series C PIK Units.

The Warrants are subject to standard anti-dilution adjustments and are exercisable at any time after April 25, 2016 and on or before the seventh anniversary of April 25, 2016.

The foregoing description of the Securities Purchase Agreement, the Series C Preferred Units and the Warrant contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein, the Fifth Amended and Restated Partnership Agreement, which is filed as Exhibit 3.1 hereto and incorporated by reference herein and the Warrant, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.  The Securities Purchase Agreement contains customary representations, warranties, covenants and agreements by the Partnership and other parties thereto, indemnification obligations of the Partnership and other parties thereto, other obligations of the parties and termination provisions.  The representations, warranties, covenants and other provisions contained in the Securities Purchase Agreement were made only for purposes of such agreement as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Certain Relationships

Magnolia is an affiliate of ArcLight Capital Partners, LLC (“ArcLight”).  Arclight is an affiliate of HPIP, which owns a 95% interest in the General Partner.  Accordingly, the Board authorized the Conflicts Committee to review and evaluate the Securities Issuance and the Securities Purchase Agreement for the purpose of determining whether to grant its special approval thereof as contemplated by the Partnership’s partnership agreement.  The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating the terms of the Securities Issuance, and, based its decision in part on an opinion from its independent financial advisor, determined that the Securities Issuance, as contemplated by the Securities Purchase Agreement and the Fifth Amended and

Restated Partnership Agreement, was in the best interests of the Partnership and unanimously granted its special approval of the Securities Issuance as contemplated by the Securities Purchase Agreement and the Fifth Amended and Restated Partnership Agreement.

Fifth Amended and Restated Partnership Agreement

Effective as of April 25, 2016, the Partnership entered into the Fifth Amended and Restated Partnership Agreement.  As noted above, the Fifth Amended and Restated Partnership Agreement reflects the issuance of the Series C Preferred Units, the Series C PIK Units and the Warrant, and other corrections and clarifications.

As the amendments in the Fifth Amended and Restated Partnership Agreement are specific to the Securities Issuance to Magnolia, the Board authorized the Conflicts Committee to review and evaluate the Fifth Amended and Restated Partnership Agreement for the purpose of determining whether to grant its special approval as contemplated by the Partnership’s existing partnership agreement, as amended.  The Conflicts Committee, with the assistance of its independent legal and financial advisors, evaluated the terms of the Fifth Amended and Restated Partnership Agreement, determined that it was in the best interests of the Partnership, and unanimously granted its special approval of the Fifth Amended and Restated Partnership Agreement.

The description of the Fifth Amended and Restated Partnership Agreement contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Partnership Agreement, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Purchase and Sale Agreements

On April 25, 2016 and April 27, 2016, American Midstream Emerald, LLC (“Emerald”), a wholly-owned indirect subsidiary of the Partnership, entered into two Purchase and Sale Agreements with Emerald Midstream, LLC for the purchase of membership interests in certain entities.

On April 25, 2016, Emerald entered into a Purchase and Sale Agreement for the purchase of membership interests in entities that own and operate natural gas pipeline systems in and around Louisiana, Alabama, Mississippi, and the Gulf of Mexico (the “Pipeline Purchase Agreement”).  Pursuant to the Pipeline Purchase Agreement, Emerald acquired (i) 16-2/3% of the issued and outstanding membership interests of Tri-States NGL Pipeline, L.L.C. (“Tri-States”), (ii) 25.3% of the issued and outstanding membership interests of Wilprise Pipeline Company, L.L.C. (“Wilprise”) and (iii) 49-2/3% of the issued and outstanding membership interests of Destin Pipeline Company, L.L.C. (“Destin,” and collectively with Tri-States and Wilprise, the “Companies”), plus an option to purchase an additional 17% of the issued and outstanding membership interests of Destin, in exchange for approximately $184 million (the “Pipeline Transaction”).

The Destin pipeline is a FERC-regulated, 255-mile natural gas transport system with total capacity of 1.2 billion cubic feet per day (“Bcf/d”).  The system originates offshore in the Gulf of Mexico and includes connections with four producing platforms, and six producer-operated laterals, including Delta House (as defined below).  The 120-mile offshore portion of the Destin system terminates at the Pascagoula processing plant and is the single source of raw natural gas to the plant.  The onshore portion of Destin is the sole delivery point for merchant-quality gas from the Pascagoula plant and extends 135 miles north in Mississippi.  Destin currently serves as the primary transfer of gas flows from the Barnett and Haynesville shale plays to Florida markets through interconnections with major interstate pipelines.  Contracted volumes on the Destin pipeline are based on life-of-field dedication, dedicated volumes over a given period, or interruptible volumes as capacity permits.  The Partnership acquired 49-2/3% of the issued and outstanding membership interests in Destin and an affiliate of the General Partner has an option to acquire an additional 17% of the issued and outstanding membership interests in Destin in mid-2017.  Enbridge Inc. is the remaining minority interest holder.  The Destin pipeline is currently operated by BP plc (“BP”).

The Tri-States pipeline is a FERC-regulated, 161-mile natural gas liquids (“NGL”) pipeline and sole form of transport to Louisiana-based fractionators for NGLs produced at the Pascagoula Plant served by Destin, the Mobile Bay plant owned by Williams Partners, L.P., and the Mobile Bay plant owned by DCP Midstream Partners, L.P.  The Tri-States pipeline terminates at the Kenner Louisiana Junction where NGLs access Enterprise Products Partners L.P.’s Norco fractionation facility, the Wilprise pipeline, and/or the Belle Rose NGL pipeline.  The

Wilprise pipeline is a FERC-regulated, approximately 30-mile NGL pipeline that originates at the Kenner Junction and terminates in Sorrento, Louisiana where volumes flow via pipeline to a Baton Rouge fractionator operated by Energy Production Corporation.  The Partnership acquired 16-2/3% of the issued and outstanding membership interests in Tri-States and 25.3% of the issued and outstanding membership interests in Wilprise.  Enterprise Products Partners L.P. is the majority interest holder in both the Tri-States and Wilprise pipelines and operator of the Wilprise pipeline.  BP currently operates the Tri-States pipeline.

On April 27, 2016, Emerald entered into a Purchase and Sale Agreement for the purchase of 66-2/3% of the issued and outstanding membership interests, including a 66-2/3% percentage interest and a 66-2/3% expense interest, of Okeanos Gas Gathering Company, LLC (“Okeanos”), in exchange for a cash purchase price of approximately $27 million (such Purchase and Sale Agreement, the “Okeanos Purchase Agreement,” and such transaction, the “Okeanos Transaction,” and together with the Pipeline Transaction, the “Emerald Transactions”). The Okeanos pipeline is a 100-mile natural gas gathering system located in the Gulf of Mexico with a total capacity of 1.0 Bcf/d.  The Okeanos pipeline connects two platforms and one lateral, terminating at the Destin Main Pass 260 platform in the Mississippi Canyon region of the Gulf of Mexico.  Contracted volumes on the Okeanos pipeline are based on life-of-field dedication.  Enbridge, Inc. is the minority interest holder in the Okeanos pipeline.

The Partnership funded the purchase price for the Emerald Transactions with the net proceeds of the Securities Issuance and additional borrowings under the Partnership’s Amended Credit Agreement (as defined herein).

The Pipeline Purchase Agreement and the Okeanos Purchase Agreement contain customary representations, warranties, covenants and agreements by Emerald and the other parties thereto, indemnification obligations of Emerald and the other parties thereto, and other obligations of the parties.  The representations, warranties and covenants contained in the Pipeline Purchase Agreement and the Okeanos Purchase Agreement were made only for purposes of such agreement as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Emerald Midstream, LLC, the seller of the membership interests in the Companies, is an affiliate of ArcLight. Accordingly, the Board authorized the Conflicts Committee to review and evaluate the Pipeline Purchase Agreement, the Okeanos Purchase Agreement and each of the Operative Documents (as defined in the Pipeline Purchase Agreement and Okeanos Purchase Agreement) (collectively, the “Emerald Transaction Documents”) for the purpose of determining whether to grant its special approval of the Emerald Transaction Documents and the transactions contemplated thereby as contemplated by the Partnership’s existing partnership agreement, as amended.  The Conflicts Committee, with the assistance of its independent legal advisors, evaluated the terms of the Emerald Transaction Documents and the transactions contemplated thereby, determined that the Emerald Transaction Documents and the transactions contemplated thereby, the Pipeline Purchase Agreement and the Okeanos Purchase Agreement were in the best interests of the Partnership, and unanimously granted its special approval of the Emerald Transaction Documents and the transactions contemplated thereby.

The description of the Pipeline Transaction and the Pipeline Purchase Agreement contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Pipeline Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The description of the Okeanos Transaction and the Okeanos Purchase Agreement contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Okeanos Purchase Agreement, which is filed as Exhibit 2.2 hereto and incorporated by reference herein.

Delta House Purchase Agreement

On April 25, 2016, American Midstream Delta House, LLC (“AMID Delta House”), a wholly-owned indirect subsidiary of the Partnership, entered into a Purchase Agreement with Magnolia (the “Delta House Purchase Agreement”), pursuant to which AMID Delta House acquired from Magnolia (i) 912.42349 Class A Units of Delta House FPS LLC and (ii) 53.54872 Class A Units of Delta House Oil and Gas Lateral LLC, in exchange for a cash purchase price of approximately $9.8 million (the “Delta House Transaction”).  The Partnership funded the purchase price for the Delta House Transaction with the net proceeds of the Securities Issuance and additional borrowings under the Partnership’s Amended Credit Agreement.

The Delta House Purchase Agreement contains customary representations, warranties, covenants and agreements by AMID Delta House and other parties thereto, indemnification obligations of AMID Delta House and other parties thereto, and other obligations of the parties.  The representations, warranties and covenants contained in the Delta House Purchase Agreement were made only for purposes of such agreement as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Delta House FPS LLC and Delta House Oil and Gas Lateral LLC own the Delta House fee-based, semi-submersible floating production system platform with associated oil and gas export pipelines (“Delta House”).  Delta House is located in the Mississippi Canyon region with nameplate processing capacity of 80,000 barrels per day (“Bbl/d”) of oil and 200 million cubic feet of gas per day (“MMcf/d”), and peak processing capacity of 100,000 Bbl/d and 240 MMcf/d, respectively.  Delta House was developed by ArcLight and LLOG Exploration Offshore, L.L.C., a leading private deepwater exploration company in the Gulf of Mexico, as well as a consortium of exploration companies and other investors.  Delta House commenced operations in April 2015 and reached nameplate oil capacity in December 2015 with ten wells currently operating.  Delta House’s natural gas pipeline interconnects with the Destin pipeline.  The Partnership owns 13.9% of the issued and outstanding membership interests in Delta House, with the Delta House Transaction representing an incremental 1% increase in the Partnership’s percentage ownership interest in Delta House.

As Magnolia is an affiliate of ArcLight, the Board authorized the Conflicts Committee to review and evaluate the Delta House Purchase Agreement and each of the Transaction Documents (as defined in the Delta House Purchase Agreement) (collectively, the “Delta House Transaction Documents”) for the purpose of determining whether to grant its special approval of the Delta House Transaction Documents and the transactions contemplated thereby as contemplated by the Partnership’s existing partnership agreement, as amended. The Conflicts Committee, with the assistance of its independent legal advisors, evaluated the terms of the Delta House Transaction Documents and the transactions contemplated thereby, determined that the Delta House Transaction Documents and the transactions contemplated thereby were in the best interests of the Partnership, and unanimously granted its special approval of the Delta House Transaction Documents and the transactions contemplated thereby.

The description of the Delta House Transaction and the Delta House Purchase Agreement contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Delta House Purchase Agreement, which is filed as Exhibit 2.3 hereto and incorporated by reference herein.

Second Amendment to Amended and Restated Credit Agreement

On April 25, 2016, the Partnership, American Midstream, LLC (“AM LLC”), Blackwater Investments, Inc. (the “Blackwater Borrower,” and together with AM LLC, the “Borrowers”), the Guarantors (as defined in the Credit Agreement), Bank of America, N.A. as administrative agent, and the lenders party thereto entered into the Second Amendment to Amended and Restated Credit Agreement and First Amendment to Amended and Restated Guaranty and Collateral (the “Second Amendment”) to the Amended and Restated Credit Agreement dated as of September 5, 2014 (the “Original Credit Agreement,” and, as amended by the Second Amendment, the “Amended Credit Agreement”) and the Amended and Restated Guaranty and Collateral Agreement dated as of September 5, 2014 (the “Original Security Agreement” and, as amended by the Second Amendment, the “Amended Security Agreement”).

The Second Amendment amends the Original Credit Agreement to, among other things, reflect and facilitate (i) the Emerald Transactions whereby Emerald acquired partial ownership interests in (a) Destin; (b) Okeanos; (c) Tri-States; and (d) Wilprise, which collectively own hydrocarbon gathering and transportation assets located in and adjacent to the Eastern Gulf of Mexico; and (ii) the acquisition of an indirect partial ownership interest by American Midstream AMPAN, LLC (“AMP Panther”) in 194 miles of crude, natural gas and salt water pipelines in the Gulf of Mexico (the “Panther Acquisition” and, together with the Emerald Transactions, the “Offshore Acquisitions”).

With respect to the Offshore Acquisition, the Second Amendment (i) required Emerald and AMP Panther to join the Amended Security Agreement to guaranty the obligations under the Amended Credit Agreement and secure such obligations with certain assets of each of Emerald and AMP Panther, and (ii) revised the definition of the term “Consolidated EBITDA,” which is used to calculate certain financial covenants in the Amended Credit Agreement.

Additionally, the Second Amendment (a) allowed the Partnership or its subsidiaries to acquire an additional $50 million in ownership interests in Pinto Offshore Holdings, LLC or its assets, (b) included covenants to require American Midstream Terminaling, LLC, American Midstream Midla Financing, LLC (“Midla Financing”), American Midstream Midla Reconfiguring, LLC, and American Midstream Piney Woods, LLC to join the Amended Security Agreement to guaranty the obligations under the Amended Credit Agreement and secure such obligations with certain assets of each of such entities, (c) provided for the release of American Midstream (Midla), LLC (“Midla”), Mid Louisiana Gas Transmission, LLC (“MLGT”), and Midla Financing, from the Amended Credit Agreement and Amended Security Agreement for the term of a potential project financing with respect to certain capital improvements to the assets of Midla and MLGT,  (d) allowed the Partnership or its subsidiaries to incur indebtedness under a performance bond with respect to certain assumed obligations from the Panther Acquisition and (e) provided for the ability to repurchase equity interests in the Partnership with proceeds received from the Securities Issuance.

The description of the Second Amendment contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 25, 2016, Emerald completed the transactions contemplated by the Pipeline Purchase Agreement and the Delta House Transaction as described in Item 1.01 above. On April 27, 2016, Emerald completed the transactions contemplated by the Okeanos Purchase Agreement as described in Item 1.01 above.  The description of the Emerald Transactions, the Delta House Transaction, the Emerald Transaction Agreements and the Delta House Purchase Agreement contained in Item 1.01 is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On April 25, 2016, the Partnership completed the transactions contemplated by the Securities Purchase Agreement described in Item 1.01 above.  The description of the Securities Purchase Agreement, the Securities Issuance, the Series C Preferred Units, the Series C PIK Units, and the Warrant contained in Item 1.01 is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2016, the Partnership entered into the Fifth Amended and Restated Partnership Agreement to create the Series C Preferred Units described in Item 1.01 above. The description of the Series C Preferred Units and the Fifth Amended and Restated Partnership Agreement contained in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Purchase and Sale Agreement by and between Emerald Midstream, LLC and American Midstream Emerald, LLC dated April 25, 2016.*

2.2	Purchase and Sale Agreement by and between Emerald Midstream, LLC and American Midstream Emerald, LLC dated April 27, 2016.*

2.3	Unit Purchase Agreement by and between Magnolia Infrastructure Holdings, LLC and American Midstream Delta House, LLC dated April 25, 2016.*

3.1	Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP dated April 25, 2016.

10.1	Securities Purchase Agreement by and between American Midstream Partners, LP and Magnolia Infrastructure Partners, LLC dated April 25, 2016.

10.2	Second Amendment to Amended and Restated Credit Agreement and First Amendment to Amended and Restated Guaranty and Collateral, dated April 25, 2016.

10.3	Warrant issued by American Midstream Partners, LP, dated April 25, 2016.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

	By:	AMERICAN MIDSTREAM GP, LLC

its General Partner

	By:	/s/ Daniel C. Campbell

	Name:	Daniel C. Campbell

	Title:	Senior Vice President and Chief Financial Officer

April 29, 2016

EXHIBITS INDEX

Exhibit Number	Description
2.1	Purchase and Sale Agreement by and between Emerald Midstream, LLC and American Midstream Emerald, LLC dated April 25, 2016.*

2.2	Purchase and Sale Agreement by and between Emerald Midstream, LLC and American Midstream Emerald, LLC dated April 27, 2016.*

2.3	Unit Purchase Agreement by and between Magnolia Infrastructure Holdings, LLC and American Midstream Delta House, LLC dated April 25, 2016.*

3.1	Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP dated April 25, 2016.

10.1	Securities Purchase Agreement by and between American Midstream Partners, LP and Magnolia Infrastructure Partners, LLC dated April 25, 2016.

10.2	Second Amendment to Amended and Restated Credit Agreement and First Amendment to Amended and Restated Guaranty and Collateral, dated April 25, 2016.

10.3	Warrant issued by American Midstream Partners, LP, dated April 25, 2016.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.